Exhibit 99.1


 NT MEDIA CORP. TAPS PRODUCER, CHRIS BRIGGS AS CREATIVE DIRECTOR AND PRESIDENT,
                  ANOUNCES RELOCATION OF PERMANENT HEADQUARTERS


LOS ANGELES - June, 17, 2003 - NT Media Corp. (OTCBB:NTMM), (herein "NTMM"), announced that it has appointed veteran producer Chris Briggs to the post of creative director. Mr. Briggs will oversee all development projects at NT Media. He will also serve as the NTMM's new president. As such, Mr. Briggs will lead NT Media in identifying and capitalizing on development and production opportunities, as the company looks to expand its core entertainment practice.

Mr. Briggs has a long history of television and film production and has created several media properties. Most recently, he was an executive producer of the reality movie, "The Quest" for Universal to be released later this year. His initial foray into reality programming was as co-producer of the reality TV smash, "Who Wants to Marry a Multi-Millionaire." Other credits include "Kat Powers" for ABC Family which he created, "Big Wolf on Campus" and "Shocking Behavior Caught on Tape."

Chris Mehringer will also step down as CEO as the company begins to focus more on creative development of media content.

Mr. Briggs comments "I look forwarding to ramping up NT Media's entertainment activities. We see a tremendous opportunity in producing quality entertainment programming for a variety of media. Furthermore, we see building an asset base of successful entertainment properties as an outstanding strategy to create value for our shareholders."

Mr. Mehringer adds "Chris Briggs has been an invaluable advisor to NT Media to date. He has a proven track record as both a producer and an executive. His experience and leadership will be a tremendous asset as the company re-focuses its commitment to developing and producing compelling feature films and television."

In a related move, NT Media has relocated it's headquarters to 5670 Wilshire Blvd. , Suite 1400 Los Angeles, CA 90069. The new location is in the heart of Los Angeles' Entertainment Corridor.

"We are very pleased with our new location in the midst of LA's Entertainment district," commented Mr. Briggs. "The new location puts us in the center of our peers in the Media and Entertainment industries," he added.


About NT Media Corp.

NT Media Corp. is a diversified media and entertainment company based in Los Angeles, CA with operations ranging from film and television production to international media distribution and strategic consulting. The Company leverages its resources and properties in an effort to maximize value for shareholders, clients, and partners. NT Media Corp.'s multi-platform business model positions

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the  Company  to  capitalize  on  growth  and  value  opportunities  across  the entertainment and media spectrum.


Safe Harbor Statement

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievement in the future to differ materially from forecasted results, performance, and achievement. These risks and uncertainties include, among other things, the funding of amounts of capital adequate to provide for the working capital needs of the Company, our ability to timely and cost effectively complete the development of our products or services, commercial acceptance of our products and services, product price volatility, product demand, market competition and general economic conditions, and other factors described in the Company's filings with the Securities and Exchange Commission. We undertake no obligation and do not intend to revise or update publicly any forward looking statements for any reason.

                                       ####

Contact:

Chris Briggs
President
323-445-4833


www.ntmediacorp.com

Email: info@ntmediacorp.com






















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